EXHIBIT 10.8c

IRS 2011 AMENDMENT

TO THE

PSS WORLD MEDICAL, INC. SAVINGS PLAN

This IRS 2011 Amendment (the “Amendment”) to the PSS World Medical, Inc. Savings Plan is made at the request of the Internal Revenue Service in association with the Plan’s Application for Determination filed with the Internal Revenue Service and is effective as of the dates set forth herein.

WITNESSETH:

WHEREAS, PSS World Medical, Inc. (the “Company”) has previously adopted the PSS World Medical, Inc. Savings Plan (the “Plan”); and

WHEREAS, the Company is authorized and empowered to amend the Plan; and

WHEREAS, the Company desires to amend the Plan to comply with the request by the Internal Revenue Service in connection with the Plan’s application for determination letter.

NOW, THEREFORE, the Plan shall be amended as follows:

1. Effective April 1, 2001, Section 1.46, “Matching Contribution Allocation Period,” of the Plan, as amended and restated effective April 1, 2002, shall be amended by removing the phrase “or such other periods as may be selected by the Company.”

2. Effective April 1, 2009, Section 1.44, “Matching Contribution Allocation Period,” of the Plan, as amended and restated effective April 1, 2009, shall be amended by removing the phrase “or such other periods as may be selected by the Investment Committee.”

3. Effective April 1, 2002, Section 1.67, “Top Heavy Plan,” of the Plan, as amended and restated effective April 1, 2002, shall be amended by replacing all references to the phrase “separation from service” with “severance from employment.”

4. Effective April 1, 2009, Section 1.65, “Top Heavy Plan,” of the Plan, as amended and restated effective April 1, 2009, shall be amended by replacing all references to the phrase “separation from service” with “severance from employment.”

IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the date set forth hereinabove. All of the provisions of the Plan not specifically mentioned in this Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Amendment.

PSS WORLD MEDICAL, INC.

November 30, 2011	By:	/s/ David D. Klarner
Date	Its:	Vice President and Treasurer